Schedule B

The following table lists all transactions completed by the Reporting Persons in the Common Shares since May 11, 2025, which were all completed through open market purchases.

Tether Investments, S.A. de C.V.:

Date	Shares Bought	Price
May 16, 2025	87,284	9.0483
May 19, 2025	125,000	9.3225
May 20, 2025	69,561	9.3991
May 21, 2025	90,000	9.4305
May 22, 2025	37,907	9.4385
May 23, 2025	14,537	9.4909
May 27, 2025	87,435	9.4569
May 28, 2025	74,251	9.4925
May 29, 2025	52,100	9.4459
May 30, 2025	73,447	9.2817
June 2, 2025	126,090	9.1301
June 3, 2025	136,466	9.3968
June 4, 2025	73,995	9.2775
June 5, 2025	92,867	9.0719
June 6, 2025	41,399	9.0853
June 9, 2025	40,642	9.1353
June 10, 2025	36,766	9.2442
June 11, 2025	48,829	9.2452
June 12, 2025	69,440	9.2996
June 13, 2025	85,906	9.2546
June 16, 2025	17,289	9.4965
June 17, 2025	16,106	9.4996
June 18, 2025	35,969	9.4967
June 20, 2025	56,051	9.3773
June 23, 2025	59,382	9.3401
June 24, 2025	41,261	9.3060
June 25, 2025	86,127	9.0683
June 26, 2025	27,147	9.1440
June 27, 2025	36,993	9.1007
June 30, 2025	33,011	9.1265
July 1, 2025	24,155	9.2243
July 2, 2025	60,000	9.1976
July 3, 2025	67,830	9.3426
July 7, 2025	99,910	9.3042
July 8, 2025	121,700	9.3266
July 9, 2025	102,093	9.1850
July 10, 2025	58,016	9.1406